EXHIBIT 99.1

Industrial Distribution Group, Inc. Announces Date for Third Quarter 2007 Earnings Conference Call and Webcast

ATLANTA, Oct. 24, 2007 (PRIME NEWSWIRE) -- Industrial Distribution Group, Inc. (Nasdaq:IDGR) will host a conference call and live webcast on Tuesday, October 30, 2007 to discuss its third quarter 2007 results, which will be announced before the opening of the market, to provide a strategy update, and to review the Company's outlook for full-year 2007.

 WHEN:   9:00 A.M. EDT, Tuesday, October 30, 2007

 WHO:    Charles Lingenfelter, President and Chief Executive Officer
         Jack Healey, Executive Vice President and
         Chief Financial Officer

 WHERE:  There are two ways to access the conference call:

         Toll free dial-in: (800) 497-8785
         Conference ID: 21563609
         Please dial in 10 minutes prior to the call to ensure that management can begin promptly.

         Live Webcast: www.idglink.com
         Web participants are encouraged to go to the website at least
         15 minutes prior to the start of the call to register,
         download, and install any necessary audio software.

 REPLAY: Will be available on the internet at www.idglink.com or by calling (800) 642-1687, Conference ID 21563609 through 11:59
         P.M., Tuesday, November 6, 2007

About IDG

Industrial Distribution Group, Inc. (Nasdaq:IDGR) is a nationwide distributor of products and services that creates competitive advantages for its customers. IDG distributes a full line of maintenance, repair, operating and production (MROP) products. Recognized for its broad product offering, the company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the company's more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The company provides virtually any MROP product that its customers may require.

Through its business process outsourcing services, the company offers an array of value-added MROP services such as Flexible Procurement Solutions(tm) (FPS). These solutions emphasize and utilize IDG's specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG's associates work full time in more than 100 customers' manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.

IDG serves approximately 13,000 active customers, representing a diverse group of large and mid-sized national and international corporations including Borg-Warner Inc., Boeing Company, ArvinMeritor Inc., PPG Industries, Kennametal Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.

Flexible Procurement Solutions(tm)

IDG's Flexible Procurement Solutions(tm) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs.

Safe Harbor

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words "looking forward," "believe," "expect," "intend," "estimate," "anticipate," "likely," "project," "may," "will" and similar expressions identify forward-looking statements. Industrial Distribution Group, Inc. (the "Company") warns that any forward-looking statements in this release involve numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the Company's ability to compete successfully in the highly competitive and diverse maintenance, repair, operating, and production ("MROP") market, the Company's ability to renew profitable contracts, the availability of key personnel for employment by the Company, the Company's reliance upon the expertise of its senior management, the Company's reliance upon its information systems, the interruption of business due to the Company's system consolidation efforts, the uncertainty of customers' demand for products and services offered by the Company, relationships with and dependence upon third-party suppliers and manufacturers, discontinuance of the Company's distribution rights, failure to successfully implement efficiency improvements, and other risks discussed in the Company's Forms 10-K, 10-Q, or 8-K filed with or furnished to the Securities and Exchange Commission. As a result, the Company cautions against placing undue reliance upon any forward-looking statements in this release. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. In addition, the Company has announced that its Board of Directors has established a special committee to conduct a comprehensive review of the Company's business and strategic alternatives for the enhancement of value, following which the Board will consider recommendations from the special committee. The conduct of such a process does not ensure the availability of any strategic alternatives to enhance value, that any specific recommendation will be approved by the Board, or, that, if a recommendation of the special committee is approved by the Board and pursued by the Company, the specific course undertaken will be successful to enhance value or that any value enhancement that can be realized by investors at any particular point in time. Moreover, the conduct of such a process itself could affect the Company and its near-term operations in any number of ways that cannot be predicted or assessed in advance.

CONTACT: Industrial Distribution Group, Inc.
         Jack P. Healey, Executive Vice President and
          Chief Financial Officer
         (404) 949-2100
         www.idglink.com